As filed with the Securities and Exchange Commission on July 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-3976002 (I.R.S. Employer Identification Number)

9850 NW 41st Street, Suite 400

Doral, Florida 33178
(Address of Principal Executive Offices) (Zip Code)

AERSALE CORPORATION 2020 EQUITY INCENTIVE PLAN

(Full title of the plan)

Nicolas Finazzo

Chief Executive Officer

AerSale Corporation

9850 NW 41st Street, Suite 400

Doral, Florida 33178

(Name and address of agent for service)

(305) 764-3200

(Telephone number, including area code, of agent for service)

With a copy to:

Jeffrey E. Beck

Snell & Wilmer L.L.P.

One East Washington Street

Suite 2700

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement relates to the registration statements on Form S-8, File Nos. 333-253424 and 333-274663 (together, the “Prior Registration Statements”), that AerSale Corporation, a Delaware corporation (the “Company”), filed on February 24, 2021 and September 22, 2023, respectively. The Prior Registration Statements registered 6,200,000 shares of the Company’s common stock, $0.0001 per share (“Common Stock”), for issuance under the AerSale Corporation 2020 Equity Incentive Plan (as amended, the “Plan”).  The contents of the Prior Registration Statements are incorporated by reference herein pursuant to General Instruction E to Form S-8, except to the extent modified as set forth in this Registration Statement. This Registration Statement relates to the amendment to the Plan to increase the number of shares of Common Stock authorized to be issued thereunder from 6,200,000 to 10,200,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
4.1

Amended and Restated Certificate of Incorporation of AerSale Corporation (f/k/a Monocle Holdings Inc.), dated October 13, 2020 (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4/A (File No. 333-235766), filed by Monocle Holdings Inc. on October 14, 2020).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AerSale Corporation (f/k/a Monocle Holdings Inc.), dated December 22, 2020 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on December 23, 2020).

4.3

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AerSale Corporation, dated June 17, 2021 (incorporated herein by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q, filed on August 9, 2021).

4.4

Amended and Restated Bylaws of AerSale Corporation (f/k/a Monocle Holdings Inc.), dated October 13, 2020 (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4/A (File No. 333-235766), filed by Monocle Holdings Inc. on October 14, 2020).

4.5

Amendment No. 1 to the Amended and Restated Bylaws of AerSale Corporation, dated December 22, 2020 (incorporated herein by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed on December 23, 2020).

4.6

Specimen Common Stock Certificate of AerSale Corporation (f/k/a Monocle Holdings Inc.) (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-4/A (File No. 333-235766), filed by Monocle Holdings Inc. on February 14, 2020).

5.1*	Opinion of Snell & Wilmer L.L.P.
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).
99.1

AerSale Corporation 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 (File No. 333-235766), filed by Monocle Holdings Inc. on October 14, 2020).

99.2

First Amendment to the AerSale Corporation 2020 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-274663), filed on September 22, 2023).

99.3*	Second Amendment to the AerSale Corporation 2020 Equity Incentive Plan.
107.1*	Filing Fee Table.

* Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doral, State of Florida, on July 8, 2025.

AERSALE CORPORATION

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chairman, Chief Executive Officer, and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Nicolas Finazzo and Martin Garmendia, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nicolas Finazzo	Chairman, Chief Executive Officer, and Director (principal executive officer)	July 8, 2025
Nicolas Finazzo

/s/ Martin Garmendia	Chief Financial Officer, Treasurer, and Corporate Secretary (principal financial and accounting officer)	July 8, 2025
Martin Garmendia

/s/ Robert B. Nichols	Director	July 8, 2025
Robert B. Nichols

/s/ Judith A. Fedder	Director	July 8, 2025
Lt. General Judith A. Fedder

/s/ Andrew Levy	Director	July 8, 2025
Andrew Levy

/s/ Thomas Mullins	Director	July 8, 2025
Thomas Mullins

/s/ C. Carol DiBattiste	Director	July 8, 2025
Carol DiBattiste

/s/ Thomas Mitchell	Director	July 8, 2025
Thomas Mitchell